UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 23, 2009

ALEXANDRIA REAL ESTATE EQUITIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-12993	95-4502084
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

385 East Colorado Boulevard, Suite 299
Pasadena, California	91101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (626) 578-0777

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 7.01               Regulation FD Disclosure

On April 21, 2009, Alexandria Real Estate Equities, Inc. (the “Company”) announced that it had determined the final terms of the 8.00% senior convertible notes (the “Notes”) to be issued in its previously announced unregistered private transaction.

The Company hereby updates its guidance for funds from operations (“FFO”) per share (diluted) and earnings per share (“EPS”) (diluted).  The updated guidance is based on the Company’s current view of existing market conditions and certain current assumptions and estimates including, but not limited to, the following:

•                  The issuance of $225 million of the Notes.  In accordance with FASB Staff Position No. APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement) (“FSP APB 14-1”), the Notes will be separated into their liability and equity components in a manner that reflects the Company’s nonconvertible unsecured debt borrowing rate.   The Company’s guidance reflects an estimate of the Company’s nonconvertible unsecured debt borrowing rate.  In accordance with Statement of Financial Accounting Standards No. 128, “Earnings Per Share,” the if-converted method was applied for purposes of computing EPS (diluted) and FFO per share (diluted) for the Notes.  Separate application of the if-converted method was applied to the Notes in order to determine whether 1) the related interest cost, net of interest amounts required to be capitalized pursuant to Statement of Financial Accounting Standards No. 34, “Capitalization of Interest Cost”, or 2) the applicable common stock equivalents are more dilutive to EPS (diluted) and FFO per share (diluted).  For EPS (diluted) purposes, the weighted average common stock equivalents related to the Notes have been excluded from diluted weighted average shares of common stock as the impact on diluted earnings per share is anti-dilutive.   For FFO per share (diluted) purposes, the Notes were assumed to have been converted into approximately 5.4 million shares and are included in diluted weighted averages shares as the impact is dilutive to FFO per share (diluted).   As a result, the related net interest cost of the Notes has been excluded from the computation of FFO per share (diluted).

•                  The repurchase in privately negotiated transactions of certain of the Company’s outstanding 3.70% senior convertible notes (“3.70% Notes”) aggregating approximately $75 million (par value). The Company’s guidance for 2009 does not include any additional repurchases of the outstanding 3.70% Notes that may occur in 2009.

	2009
FFO per share (diluted) (1)	$5.43	(1)
Earnings per share (diluted) (1)	$2.50	(1)

(1)   Effective January 1, 2009, the Company adopted FSP APB 14-1 and FASB Staff Position No. EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities” (“FSP EITF 03-6-1”), both of which require retrospective application to prior periods. The Company’s guidance for 2009 includes the estimated additional non-cash interest the Company will recognize under FSP APB 14-1 which affects the accounting treatment for convertible debt instruments, such as the Company’s outstanding senior convertible notes. In addition, the Company’s guidance for 2009 includes the estimated impact related to FSP EITF 03-6-1 which requires unvested share-based payment awards with nonforfeitable rights to receive dividends or dividend equivalents to be considered participating securities for the purposes of applying the two-class method of calculating earnings per share. As a result, net income available to common stockholders, earnings per share, FFO and FFO per share will be adjusted for an allocation of net income to unvested stock awards. The Company is still in the process of evaluating the overall impact of FSP APB 14-1 and FSP EITF 03-6-1; however, the Company believes that 2008 FFO per share (diluted) and earnings per share (diluted) as reported at $5.85 and $3.09, respectively, would have been approximately $5.62 and $2.89, respectively, after considering the estimated impact of FSP APB 14-1 and FSP EITF 03-6-1.

Generally accepted accounting principles (“GAAP”) basis accounting for real estate assets utilizes historical cost accounting and assumes real estate values diminish over time.  In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) established the measurement tool of FFO.  Since its introduction, FFO has become a widely used non-GAAP financial measure by real estate investment trusts (“REITs”).  The Company believes that FFO is helpful to investors as an additional measure of the performance of an equity REIT.  The Company computes FFO in accordance with standards established by the Board of Governors of NAREIT in its April 2002 White Paper (the “White Paper”) and related implementation guidance, which may differ from the methodology for calculating FFO utilized by other equity REITs, and, accordingly, may not be comparable to such other REITs.  The White Paper defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  While FFO is a relevant and widely used measure of operating performance for REITs, it should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.  We believe that net income is the most directly comparable GAAP financial measure to FFO.

This item contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such forward-looking statements include, without limitation, statements regarding the Company’s issuance of notes, 2009 earnings per share (diluted) and 2009 FFO per share (diluted).  The Company’s actual results may differ materially from those projected in such forward-looking statements.  Factors that might cause such a difference include, without limitation, the terms and dollar amount of notes issued, the Company’s failure to obtain additional capital (debt, construction financing and or equity) or refinance debt maturities, future repurchases of debt, increased interest rates and operating costs, adverse economic or real estate developments in the Company’s markets, the Company’s failure to successfully complete and lease the Company’s existing space held for redevelopment and new properties acquired for that purpose and any properties undergoing development, the Company’s failure to successfully operate or lease acquired properties, decreased rental rates or increased vacancy rates or failure to renew or replace expiring leases, defaults on or non-renewal of leases by tenants, general and local economic conditions and other risks and uncertainties detailed in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Company’s most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.  The Company does not undertake any responsibility to update any of these factors or to announce publicly any revisions to any of the forward-looking statements contained in this or any other document, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Date: April 23, 2009	By:	/s/ Dean A. Shigenaga
Dean A. Shigenaga
Chief Financial Officer